Exhibit 8.1

November 26, 2012

Stifel Financial Corporation

501 North Broadway

St. Louis, Missouri 63102

Re:   Agreement and Plan of Merger by and among Stifel Financial Corporation, KBW, Inc., SFKBW One, Inc., and SFKBW Two, LLC

To the Board of Directors:

We have acted as counsel to Stifel Financial Corporation, a Delaware corporation (“Stifel”), in connection with the Reorganization, as defined and described in the Agreement and Plan of Merger dated as of November 5, 2012 (the “Merger Agreement”) by and among Stifel, KBW, Inc., a Delaware corporation (“KBW”), SFKBW One, Inc., a Delaware corporation (“Merger Subsidiary”), and SFKBW Two, LLC, a Delaware limited liability company (“Successor Subsidiary”). Unless otherwise indicated, each defined term has the meaning ascribed to it in the Merger Agreement. This opinion is being delivered in connection with the Registration Statement on Form S-4 (“Registration Statement”) filed by Stifel with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In connection with this opinion, we have examined and are familiar with originals and copies, certified or otherwise identified to our satisfaction, of the (i) the Merger Agreement, (ii) the Registration Statement, and (iii) such other documents as we deem necessary or appropriate in order to enable us to render this opinion. In all our examinations, we have assumed, or will assume, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to use as copies or drafts.

In rendering our opinion, we have assumed, with your permission, that (i) the Reorganization will be effected in accordance with the Merger Agreement, and (ii) the information set forth in the Registration Statement and the statements concerning the Reorganization in the Merger Agreement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time. We have also assumed that the parties have complied with, and if, applicable, will continue to comply with, the covenants contained in the Merger Agreement.

In rendering our opinion, we have considered the applicable provisions of (i) the Internal Revenue Code of 1986, as amended and as in effect on the date hereof (“Code”), and our interpretations of the Code, (ii) the applicable Treasury Regulations promulgated under the Code and as currently in effect (“Regulations”), (iii) current administrative interpretations by the Internal Revenue Service (“Service”) of the Code and the Regulations as they apply to reorganizations, and (iv) existing judicial decisions, all of which are subject to change or modification at any time (possibly with retroactive effect) and such other authorities as we have considered relevant.

Stifel Financial Corporation

November 26, 2012

Based solely on the foregoing, and subject to the assumptions, qualifications and limitations stated herein and the assumptions, qualifications and limitations set forth in the Registration Statement, we are of the opinion that the discussion set forth in the Registration Statement under the heading “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER,” to the extent that such discussion relates to matters of United States federal income tax law, is accurate in all material respects.

The foregoing opinion reflect our best professional judgment as to the correct United States federal income tax consequences of the matters that it addresses. Our opinion is expressly conditioned on, among other things, the accuracy of all such facts, information, statements and representations as of the date hereof. Any material change in the law, authorities, or facts referred to, set forth, relief upon or assumed herein, or in the transaction documents could affect the conclusions stated herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) that would cause any statement, representation or assumption herein to be no longer be true or correct.

This opinion has been prepared for Stifel in connection with the Registration Statement and the use of such opinion is limited to Stifel and its stockholders. It may not be relied upon in any manner or for any purpose by any other person or entity without prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Bryan Cave LLP